Exhibit 99.1

NEWS RELEASE

RLI Corp.	9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI reports second quarter results

PEORIA, ILLINOIS, July 20, 2011 — RLI Corp. (NYSE: RLI) — RLI Corp. reported second quarter 2011 operating earnings of $40.8 million ($1.91 per share), compared to $32.2 million ($1.52 per share) for the same period in 2010. For the six months ended June 30, 2011, operating earnings were $64.4 million ($3.02 per share) compared to $52.2 million ($2.45 per share) for the same period in 2010.

	Second Quarter
Earnings Per Diluted Share	2011	2010
Operating earnings	$1.91	$1.52
Net earnings	$2.22	$1.65

Highlights for the quarter included:

•                  Underwriting income of $45.8 million.

•                  Combined ratio of 65.0.

•                  Book value per share of $41.02, an increase of 8.7% from year end 2010.

•                  $42.7 million pretax favorable development in prior years’ loss reserves, net of effects on bonus and profit sharing-related expenses.

•                  $11.7 million pretax loss on 2011 spring storms, net of effects on bonus and profit sharing-related expenses.

•                  Return on equity for the trailing four quarters was 16.7%.

•                  Closed on Contractors Bonding and Insurance Company (CBIC) acquisition on April 28, which contributed $10.3 million in premiums written for the quarter.

“The excellent second quarter results are a testament to the acumen of our underwriters, which is a hallmark of our organization,” said RLI Corp. Chairman and CEO Jonathan E. Michael.

“While conditions in the surplus lines space remain challenging, our premiums written advanced in the quarter and through the first half of the year due to growth from newer product initiatives and the addition of CBIC. Integration efforts related to the CBIC acquisition are underway and are going smoothly.”

“We remain well-positioned to continue to navigate all market conditions. Our capital position is strong and we have great people and products in place,” said Michael.

Second quarter underwriting results

RLI achieved $45.8 million of underwriting income in the second quarter of 2011 on a 65.0 combined ratio, compared to $30.8 million of underwriting income on a 74.7 combined ratio in the same quarter for 2010.

Underwriting Income	Second Quarter
(in millions)	2011	2010
Casualty	$26.9	$13.6
Property	9.2	9.3
Surety	9.7	7.9
Total	$45.8	$30.8

	Second Quarter
Combined Ratio	2011	2010
Casualty	53.9	76.8
Property	80.9	78.6
Surety	60.6	59.6
Total	65.0	74.7

— more —

RLI reported year-to-date underwriting income of $64.8 million representing a 73.8 combined ratio through June 30, 2011, versus $43.5 million of underwriting income representing an 81.7 combined ratio for the same period last year.

Other income

In the second quarter, investment income was $15.2 million compared to $16.8 million for the same period in 2010. The decline in investment income was driven by the close of the CBIC acquisition, as RLI sold bonds to fund the purchase and acquired relatively lower yielding bonds with higher credit quality and shorter duration characteristics. For the six-month period ended June 30, 2011, investment income was $31.5 million versus $33.4 million for the same period in 2010. The investment portfolio’s total return for the quarter was 2.0%; the bond portfolio return was 2.3% and the equity portfolio return was 0.4%. Through six months, the investment portfolio’s total return was 3.7% with the bond portfolio returning 3.1% and equities returning 6.1%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $50.1 million for the quarter ($2.35 per share) versus $23.2 million ($1.09 per share) over the comparable period in 2010. Year-to-date comprehensive earnings were $81.9 million ($3.84 per share), compared to $56.7 million ($2.66 per share) for the same period last year.

During the quarter, equity in earnings of Maui Jim, Inc. was $3.9 million compared to $3.4 million from the same period last year.  For the six month period, earnings were $6.5 million versus $5.7 million in 2010.

Other news

On May 5, 2011, the RLI Corp. board of directors declared a second quarter regular cash dividend of $0.30 per share, paid on June 20, 2011. RLI has paid dividends for 140 consecutive quarters and increased dividends in each of the last 36 years. The Company’s dividend yield would be 1.9%, based on the $1.20 annualized dividend and today’s closing stock price of $61.96.

In the second quarter of 2011, RLI repurchased 47,100 shares at an average cost of $59.06 per share ($2.8 million). As of June 30, 2011, $91.3 million of capacity remains for stock repurchases.

During the second quarter, the Company’s A+ (Superior) rating was reaffirmed by A.M. Best for three of RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, and RLI Indemnity Company. In addition, A.M. Best re-affirmed the A (Excellent) rating of Contractors Bonding and Insurance Company, RLI’s newest insurance subsidiary.

On July 12, 2011, RLI received the distinction of being named to Ward’s 50® Top P&C Performers group for the 21st consecutive year. RLI is one of only four property and casualty insurers to be recognized as Ward’s 50® Top P&C Performer every year since the list’s inception in 1991.

At 10 a.m. CDT tomorrow, July 21, 2011, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com.

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/ (losses) and taxes related to net realized gains/ (losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2010.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items

	Operating Earnings Per Diluted Share
	2011	2010	2011	2010
	2nd Qtr	2nd Qtr	6 Mos.	6 Mos.
Operating Earnings Per Diluted Share	$1.91	$1.52	$3.02	$2.45

Specific items included in operating earnings per share: (1) (2)

• Favorable development on casualty prior years’ reserves	$0.90	$0.47	$1.13	$0.62

• Favorable/(unfavorable) development on property prior years’ reserves	$0.26	$(0.02)	$0.31	$(0.02)

• Favorable development on surety prior years’ reserves	$0.15	$0.13	$0.19	$0.18

• 2011 spring storms (3)	$(0.36)	$	$(0.36)

(1)  Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2)  Reserve developments reflect revisions for previously estimated losses.

(3)  From a comparative standpoint, second quarter and six-month 2010 results included $0.10 per share in losses from Midwest and Southeast storms.

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$130,826	$121,758	7.4%	$246,877	$238,022	3.7%
Net investment income	15,180	16,765	-9.5%	31,483	33,365	-5.6%
Net realized investment gains	10,050	4,291	134.2%	14,522	10,754	35.0%
Consolidated revenue	156,056	142,814	9.3%	292,882	282,141	3.8%

Loss and settlement expenses	30,363	45,072	-32.6%	77,234	99,329	-22.2%
Policy acquisition costs	42,568	37,715	12.9%	83,101	78,180	6.3%
Other insurance expenses	12,130	8,170	48.5%	21,745	16,997	27.9%
Interest expense on debt	1,512	1,513	-0.1%	3,024	3,025	0.0%
General corporate expenses	1,964	1,541	27.4%	3,969	3,258	21.8%
Total expenses	88,537	94,011	-5.8%	189,073	200,789	-5.8%

Equity in earnings of unconsolidated investee	3,886	3,426	13.4%	6,502	5,679	14.5%

Earnings before income taxes	71,405	52,229	36.7%	110,311	87,031	26.7%
Income tax expense	24,024	17,235	39.4%	36,469	27,816	31.1%
Net earnings	$47,381	$34,994	35.4%	$73,842	$59,215	24.7%
Other comprehensive earnings (loss), net of tax	2,760	(11,765)		8,008	(2,490)
Comprehensive earnings	$50,141	$23,229	115.9%	$81,850	$56,725	44.3%

Operating earnings:(1)
Net earnings	$47,381	$34,994	35.4%	$73,842	$59,215	24.7%
Less: Realized investment gains, net of tax	6,533	2,789	134.2%	9,440	6,990	35.1%
Operating earnings	$40,848	$32,205	26.8%	$64,402	$52,225	23.3%

Return on Equity:
Net earnings (trailing four quarters)				16.7%	14.6%
Comprehensive earnings (trailing four quarters)				20.2%	18.7%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	21,332	21,223		21,315	21,298

EPS from operations (1)	$1.91	$1.52	25.7%	$3.02	$2.45	23.3%
Realized gains, net of tax	0.31	0.13	138.5%	0.44	0.33	33.3%
Net earnings per share	$2.22	$1.65	34.5%	$3.46	$2.78	24.5%
Comprehensive earnings per share	$2.35	$1.09	115.6%	$3.84	$2.66	44.4%
Cash dividends per share	$0.30	$0.29	3.4%	$0.59	$0.57	3.5%

Net Cash Flow provided by Operations	$65,928	$37,907	73.9%	$83,866	$35,459	136.5%

(1)  See discussion of non-GAAP financial measures on page 3.

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2011	2010	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,467,391	$1,441,337	1.8%
(amortized cost - $1,425,454 at 6/30/11)
(amortized cost - $1,403,140 at 12/31/10)
Equity securities	329,467	321,897	2.4%
(cost - $212,626 at 6/30/11)
(cost - $213,069 at 12/31/10)
Short-term investments	173,860	39,787	337.0%
Total investments	1,970,718	1,803,021	9.3%

Premiums and reinsurance balances receivable	127,422	107,391	18.7%
Ceded unearned premiums	58,735	62,631	-6.2%
Reinsurance recoverable on unpaid losses	332,911	354,163	-6.0%
Deferred acquisition costs/VOBA*	91,805	74,435	23.3%
Property and equipment	19,707	18,370	7.3%
Investment in unconsolidated investee	50,572	43,358	16.6%
Goodwill and intangibles	56,475	26,214	115.4%
Other assets	21,919	25,009	-12.4%
Total assets	$2,730,264	$2,514,592	8.6%

Unpaid losses and settlement expenses	$1,173,473	$1,173,943	0.0%
Unearned premiums	363,006	301,537	20.4%
Reinsurance balances payable	20,695	23,851	-13.2%
Funds held	98,887	32,072	208.3%
Long-term debt - bonds payable	100,000	100,000	—
Income taxes - deferred	36,509	33,930	7.6%
Accrued expenses	50,570	42,436	19.2%
Other liabilities	22,703	15,447	47.0%
Total liabilities	1,865,843	1,723,216	8.3%
Shareholders’ equity	864,421	791,376	9.2%
Total liabilities & shareholders’ equity	$2,730,264	$2,514,592	8.6%

* Includes asset for value of business acquired (VOBA) in CBIC acquisition

OTHER DATA

Common shares outstanding (in 000’s)	21,072	20,965

Book value per share	$41.02	$37.75	8.7%
Closing stock price per share	$61.92	$52.57	17.8%
Cash dividends per share - ordinary (annualized)	$1.19	$1.15	3.5%
Cash dividends per share - special	$—	$7.00

Statutory Surplus	$784,961	$732,379	7.2%

RLI CORP.

2011 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended June 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2011

Gross premiums written	$85,616		$97,418		$27,462		$210,496
Net premiums written	62,848		81,198		26,014		170,060
Net premiums earned	58,332		47,963		24,531		130,826
Net loss & settlement expenses	8,629	14.8%	22,695	47.3%	(961)	-3.9%	30,363	23.2%
Net operating expenses	22,783	39.1%	16,101	33.6%	15,814	64.5%	54,698	41.8%
Underwriting income	$26,920	53.9%	$9,167	80.9%	$9,678	60.6%	$45,765	65.0%

2010

Gross premiums written	$85,385		$83,806		$21,775		$190,966
Net premiums written	61,926		67,880		20,560		150,366
Net premiums earned	58,640		43,644		19,474		121,758
Net loss & settlement expenses	25,638	43.7%	20,272	46.4%	(838)	-4.3%	45,072	37.0%
Net operating expenses	19,408	33.1%	14,038	32.2%	12,439	63.9%	45,885	37.7%
Underwriting income	$13,594	76.8%	$9,334	78.6%	$7,873	59.6%	$30,801	74.7%

Six Months Ended June 30,

		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2011

Gross premiums written	$151,162		$153,706		$48,951		$353,819
Net premiums written	111,611		124,978		46,106		282,695
Net premiums earned	113,311		88,789		44,777		246,877
Net loss & settlement expenses	38,890	34.3%	37,064	41.7%	1,280	2.9%	77,234	31.3%
Net operating expenses	42,827	37.8%	33,177	37.4%	28,842	64.4%	104,846	42.5%
Underwriting income	$31,594	72.1%	$18,548	79.1%	$14,655	67.3%	$64,797	73.8%

2010

Gross premiums written	$155,247		$134,141		$42,884		$332,272
Net premiums written	113,635		104,965		39,969		258,569
Net premiums earned	118,006		81,966		38,050		238,022
Net loss & settlement expenses	63,614	53.9%	34,287	41.8%	1,428	3.8%	99,329	41.7%
Net operating expenses	40,184	34.1%	30,298	37.0%	24,695	64.9%	95,177	40.0%
Underwriting income	$14,208	88.0%	$17,381	78.8%	$11,927	68.7%	$43,516	81.7%